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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-07295) pertaining to the 1993 Stock Option Plan, 1996 Directors' Stock Option Plan and Employees and Consultants Stock Option Agreement/Plan of SuperGen, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-58303) pertaining to the 1993 Stock Option Plan and 1998 Employee Stock Purchase Plan of SuperGen, Inc.,

  (3)
  Registration Statements (Form S-8 Nos. 333-87369 and 333-44736) pertaining to the 1993 Stock Option Plan of SuperGen, Inc.,

  (4)
  Registration Statement (Form S-8 No. 333-86644) pertaining to the 1996 Directors' Stock Option Plan and 1998 Employee Stock Purchase Plan of SuperGen, Inc.,

  (5)
  Registration Statements (Form S-8 Nos. 333-110152 and 333-127073) pertaining to the 2003 Stock Plan of SuperGen, Inc.,

  (6)
  Registration Statement (Form S-8 No. 333-120505) pertaining to the 1998 Employee Stock Purchase Plan of SuperGen, Inc.,

  (7)
  Registration Statement (Post-Effective Amendment No. 6 on Form S-3 to Form SB-2 No. 333-476-LA) of SuperGen, Inc., and

  (8)
  Registration Statements (Form S-3 Nos. 333-88051, 333-52326, 333-95177, 333-100707, 333-104255, 333-107301, 333-113858, 333-120502 and 333-123819) of SuperGen, Inc.;

  of our reports dated March 14, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of SuperGen, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 14, 2008

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm